SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PENN OCTANE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PENN OCTANE CORPORATION

77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211

November 26, 2001

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Penn Octane Corporation (the “Company”) which will be held at 9:00 a.m., local time, on December 14, 2001, at our Palm Desert offices, 77-530 Enfield Lane, Building D, Palm Desert, California 92211. Enclosed are a Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card. All holders of the Company’s outstanding Common Stock as of the close of business on November 19, 2001, are entitled to vote at the Annual Meeting.

     It is important that you use this opportunity to participate in the Company’s affairs by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO THE MEETING. Returning the proxy card will not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

Sincerely,
/s/ JEROME B. RICHTER
Jerome B. Richter Chairman of the Board of Directors

INFORMATION REGARDING VOTING, PROXIES AND THE MEETING
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
PROPOSAL NO. 5
EXECUTIVE COMPENSATION
OTHER INFORMATION
OTHER BUSINESS
STOCKHOLDER PROPOSALS
REPORTS ON FORM 10-K AND FORM 10-Q

PENN OCTANE CORPORATION

77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 14, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Penn Octane Corporation, a Delaware Corporation (the “Company”), will be held at the Company’s Palm Desert offices at 77-530 Enfield Lane, Building D, Palm Desert, California 92211, on December 14, 2001 at 9:00 a.m., local time, for the following purposes:

1.	To elect eight directors to the Board of Directors of the Company.

2.	To ratify the compensation of the outside directors of the Company by the issuance of warrants.

3.	To ratify the issuance of warrants to certain executive officers of the Company as bonus compensation.

4.	To ratify the adoption of a warrant plan for the benefit of Company officers, directors, employees, and consultants.

5.	To ratify the appointment of Burton McCumber & Cortez, L.L.P. as the Company’s independent auditors for the fiscal year ending July 31, 2002.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 19, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

/s/ JEROME B. RICHTER
Jerome B. Richter Chairman of the Board of Directors

Palm Desert, California
November 26, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON.

PENN OCTANE CORPORATION

77-530 ENFIELD LANE, BUILDING D
PALM DESERT, CALIFORNIA 92211

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 14, 2001

     This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 26, 2001.

INFORMATION REGARDING VOTING, PROXIES AND THE MEETING

Date, Time and Place of Meeting

     The proxy accompanying this Proxy Statement (the “Proxy”) is solicited on behalf of the Board of Directors of Penn Octane Corporation, a Delaware corporation (the “Company”), for use at the 2001 Annual Meeting of Stockholders of the Company to be held at the Company’s Palm Desert offices at 77-530 Enfield Lane, Building D, Palm Desert, California 92211, on December 14, 2001, at 9:00 a.m. (the “Annual Meeting”).

Record Date; Outstanding Shares; Quorum

     Only holders of record of the Company’s Common Stock, $0.01 par value (the “Common Stock”), at the close of business on November 19, 2001 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 14,778,944 shares of Common Stock outstanding and entitled to vote, held by approximately 303 stockholders of record. A majority of the shares of the issued and outstanding Common Stock entitled to vote at such Annual Meeting, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business. Proxies marked to abstain from voting on a proposal or to withhold authority to vote on a matter and broker non-votes (as defined below) will be included in determining the presence of a quorum.

Voting

     Holders of the Company’s Common Stock are entitled to one vote for each share held as of the Record Date. Cumulative voting for directors is not permitted.

     If a stockholder abstains on any matter, the stockholder’s shares will not be voted, which will have the same legal effect as a vote “against” the matter. If a stockholder returns a duly executed proxy card and no choice is specified, the stockholder’s shares will be voted in favor of each nominee for election as a director and for Proposals No. 2, 3, 4, and 5 on the Proxy and at the discretion of the Proxy holder with respect to any other matter as may properly be brought before the Annual Meeting or an adjournment thereof.

     In the event that a broker, bank, custodian, nominee or other record holder of the Common Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a “broker non-vote”), such shares will not be counted as shares entitled to vote with respect to that matter, and therefore will have no effect on the outcome of the vote with respect to any of the proposals. Broker non-votes will, however, be counted toward the establishment of a quorum.

     With regard to Proposal No. 1 below, directors will be elected by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present; such votes may not be cumulated. With regard to Proposals No. 2, 3, 4, and 5, the affirmative vote of a majority of the issued and outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting, is required for approval, assuming a quorum is present.

     One stockholder, Jerome B. Richter, Chairman of the Board, President and Chief Executive Officer of the Company, who holds approximately 27% of the issued and outstanding shares of Common Stock of the Company, has indicated his intention to vote his shares in favor of each of the nominees set forth in Proposal No. 1 and FOR Proposals No. 2, 3, 4, and 5.

Solicitation of Proxies

     The Proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. Stockholders are requested to complete, date and sign the Proxy and promptly return it in the accompanying postage prepaid envelope or otherwise mail or deliver it to the Company c/o Computershare Investor Services, 12039 W. Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

     The expenses of soliciting the Proxies will be paid by the Company. Following the original mailing of the Proxies and other soliciting materials, the Company, its officers, and employees and/or its agents may also solicit proxies by mail, telephone, telegraph, facsimile or in person. Company employees will not receive any additional compensation for such activities. The Company will request that the brokers, custodians, nominees and other record holders forward copies of the Proxy Statement, Proxy and any other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise thereof. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses incurred in forwarding such Proxies.

Voting of Proxies

     All Proxies that are properly executed and returned, and that are not revoked prior to their use, will be voted at the Annual Meeting in accordance with the instructions indicated therein or, if no direction is indicated, in favor of the election to the Company’s Board of Directors of each of the nominees listed in Proposal No. 1 below and in favor of Proposals No. 2, 3, 4, and 5. The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the Proxy holders.

Revocation of Proxies

     Any person signing a Proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A Company stockholder who has given a Proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Secretary of the Company (by any means, including facsimile) a written notice, bearing a date later than the Proxy, stating that the Proxy is revoked; (ii) signing and delivering a subsequent proxy relating to the same shares of Common Stock and bearing a later date prior to the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a Proxy). Please note, however, that if a stockholder’s shares of Common Stock are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a valid proxy from the broker, bank or other nominee authorizing the stockholder to vote on behalf of the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Board of Directors of the Company is presently composed of eight members, with each director serving until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualified or until such director’s earlier resignation or removal.

     At the Annual Meeting, the following eight persons will be nominated for election of the Board of Directors: Jerome B. Richter, Jorge R. Bracamontes, Ian T. Bothwell, Jerry L. Lockett, Charles Handly, Stewart J. Paperin, Harvey L. Benenson and Emmett M. Murphy. All of such nominees are currently directors of the Company. Shares represented by the Proxy will be voted for the election of each of the nominees unless the Proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the Proxy may be voted for such substitute nominee as the Proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Directors will be elected by a plurality of the votes of the issued and outstanding shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present.

Directors/Nominees

     The names of the Company’s directors, including the nominees, and certain information about them are set forth below:

			Director
Name of Director	Age	Position with Company	Since

Jerome B. Richter	65	Chairman of the Board of Directors, President and Chief Executive Officer of the Company	1992
Jorge R. Bracamontes	37	Director, Executive Vice President and Secretary of the Company	1996
Ian T. Bothwell	41	Director, Vice President, Treasurer, Chief Financial Officer and Assistant Secretary of the Company	1997
Jerry L. Lockett	60	Director and Vice President of the Company	1999
Charles Handly	65	Director	2000
Stewart J. Paperin	53	Director	1996
Harvey L. Benenson	53	Director	2000
Emmett M. Murphy	50	Director	2001

     Each of the nominees, if elected, will serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

     Jerome B. Richter founded the Company and served as its Chairman of the Board and Chief Executive Officer from the date of its organization in August 1992 to December 1994, when he resigned from such positions and became Secretary and Treasurer of the Company. He resigned on August 1, 1996. Effective October 29, 1996, Mr. Richter was elected Chairman of the Board, President and Chief Executive Officer of the Company.

     Jorge R. Bracamontes was elected a director of the Company in February 1996. Effective October 29, 1996, he was elected Executive Vice President and Secretary of the Company. Mr. Bracamontes also serves as President and Chief Executive Officer of Penn Octane de Mexico, S.A. de C.V., Tergas, S.A. de C.V. and Termatsal, S.A. de C.V., all Mexican companies and affiliates of the Company. Prior to joining the Company, Mr. Bracamontes was General Counsel for Environmental Matters at Petroleos Mexicanos (PEMEX) for the period from May 1994 to March 1996. During the period from November 1992 to May 1994, Mr. Bracamontes was legal representative for PEMEX in New York.

     Ian T. Bothwell was elected Vice President, Treasurer, Assistant Secretary and Chief Financial Officer of the Company on October 29, 1996 and a director of the Company on March 25, 1997. Since July 1993, Mr. Bothwell has been a principal of Bothwell & Asociados, S.A. de C.V., a Mexican management consulting and financial advisory company that was founded by Mr. Bothwell in 1993 and specializes in financing infrastructure projects in Mexico. During the period from February 1993 through November 1993, Mr. Bothwell was a senior manager with Ruiz, Urquiza y Cia., S.C., the affiliate in Mexico of Arthur Andersen L.L.P., an accounting firm. Mr. Bothwell also serves as Chief Executive Officer of B & A Eco-Holdings, Inc., the company formed to purchase the Company’s CNG assets.

     Jerry L. Lockett joined the Company as a Vice President on November 17, 1998. Prior to joining the Company, Mr. Lockett held a variety of positions during a thirty-one year career with Union Carbide Corporation in sales management, hydrocarbon supply and trading, and strategic planning. He also served in a management position with Union Carbide’s wholly-owned pipeline subsidiaries.

     Charles Handly was elected a director of the Company in August 2000. Since August 2000, Mr. Handly has provided consulting services to the Company. Mr. Handly retired from Exxon Corporation on February 1, 2000 after 38 years of service. From 1997 until January 2000, Mr. Handly was Business Development Coordinator for gas liquids in Exxon’s Natural Gas Department. From 1987 until 1997, Mr. Handly was supply coordinator for two Exxon refineries and 57 gas plants in Exxon’s Supply Department.

     Stewart J. Paperin was elected a director of the Company in February 1996. Since July 1996, Mr. Paperin has served as Executive Vice President of the Soros Foundations Open Society Institute, which encompasses the charitable operations of forty foundations in Central and Eastern Europe, the United States, Africa, and Latin America. From January 1994 to July 1996, Mr. Paperin was President of Capital Resources East Ltd., a diversified consulting and investment firm in New York. He served as president of Brooke Group International, a United States based leveraged buy-out firm operating in the former Soviet Union, a corporation controlled by Brooke Group. From 1989 to 1990, he served as Chief Financial Officer of the Western Union Corporation. He also serves on the Boards of Directors of Global TeleSystems Group, Inc. and Golden Telecom, Inc.

     Harvey L. Benenson was elected a director of the Company in August 2000. Mr. Benenson has been Managing Director, Chairman and Chief Executive Officer of Lyons, Benenson & Company Inc., a management consulting firm, since 1988, and Chairman of the Benenson Strategy Group, a strategic research, polling and consulting firm affiliated with Lyons, Benenson & Company Inc., since July 2000. Earlier, Mr. Benenson was a partner in the management consulting firm of Cresap, McCormick and Paget from 1974 to 1983, and Ayers, Whitmore & Company from 1983 to 1988.

     Emmett M. Murphy was elected a director of the Company in November 2001. In April 1996, Mr. Murphy founded Paradigm Capital Corp., Fort Worth, Texas, an investment firm, and he has been the president and Chief Executive Officer of the company since that time. From March 1981 to April 1996, Mr. Murphy was a Partner in Luther King Capital Management, Fort Worth, Texas, a registered investment advisor. Mr. Murphy has been a Chartered Financial Analyst since 1979. He received a Bachelor of Science degree from the University of California at Berkeley in 1973 and a Master of Business Administration degree from Columbia University in 1975.

     The Board of Directors unanimously recommends that you vote FOR the election of each of Jerome B. Richter, Jorge R. Bracamontes, Ian T. Bothwell, Jerry L. Lockett, Charles Handly, Stewart J. Paperin, Harvey L. Benenson and Emmett M. Murphy as Directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present and voting at the Meeting.

Meetings of the Board of Directors and Board Committees

     There were three meetings of the Board of Directors during the fiscal year 2001. The Board of Directors has appointed an audit committee and a compensation committee. There is no nominating committee. The members of each committee are elected by the Board of Directors.

     Audit Committee. The Company’s audit committee (the “Audit Committee”) consists of Messrs. Stewart J. Paperin, Harvey L. Benenson, and Emmett M. Murphy. All of the present members of the Audit Committee are “independent” as that term is defined in NASD Marketplace Rule 4200(a)(14), and the Company is presently in compliance with NASD

Marketplace Rule 4350(d), which requires that after June 14, 2001, the Company have an audit committee composed of at least three “independent” directors who meet certain specified criteria. From August 2000, until October 2001, Mr. Charles Handly was a member of the audit committee. Due to consulting compensation paid to Mr. Handly in excess of $60,000 during fiscal year 2001, he was no longer considered “independent” under NASD Marketplace Rule 4200(a)(14), and he was replaced on the audit committee by Mr. Murphy in November 2001.

     The Audit Committee operates under a charter, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends the engagement or termination of independent auditors and reviews the scope of their services and the Company’s consolidated financial statements and the related audit. The Audit Committee is also responsible for investigations of any matter brought to its attention within its purview. The Audit Committee also reviews all reports of examination and management’s responses and annually reviews transactions involving the Company and any director, executive officer or other affiliate. The Audit Committee did not meet during fiscal year 2001. See the Audit Committee Report.

     Compensation Committee. The Company’s compensation committee (the “Compensation Committee”) consists of Messrs. Jerome B. Richter, Harvey L. Benenson and Stewart J. Paperin. The Compensation Committee makes recommendations concerning the election and reelection of officers, and approves all salary levels and incentive awards for all senior management officers, subject to ratification by the Board of Directors in the case of the Chairman of the Board, President and Chief Executive Officer of the Company. The Compensation Committee met two times during fiscal year 2001. See the Compensation Committee Report on Executive Compensation.

PROPOSAL NO. 2

RATIFICATION OF COMPENSATION OF DIRECTORS

     The Board of Directors has adopted a plan for the compensation of outside directors (the “Plan”), and has awarded compensation to such directors pursuant to the Plan and in addition to it, as described below. The Board of Directors proposes that the stockholders of the Company ratify the Plan and the compensation awarded to outside directors which is described below.

     During the Board of Directors meeting held on September 3, 1999, the Board of Directors approved the implementation of the Plan. Under the Plan, all outside directors upon election to the Board of Directors are entitled to receive warrants to purchase 20,000 shares of Common Stock of the Company which vest immediately and warrants to purchase 10,000 shares of Common Stock of the Company which will vest over a one year period. In addition, each director is entitled to receive warrants to purchase 10,000 shares of Common Stock of the Company on each subsequent anniversary date of service, which will also vest monthly over a one year period. All warrants will expire five years after the warrants are granted. The exercise price of the warrants issued under the Plan are based on the average trading price of the Company’s Common Stock on the effective date the warrants are granted. Under the Plan, those directors serving on the Board of Directors at the time of adoption of the Plan were to be retroactively compensated for their services as of August 1, 1999.

     In December 1999, contemporaneously with the award of stock purchase warrants to certain executive employees, the Board of Directors approved a bonus award to Mr. Paperin of warrants to purchase 100,000 shares of Common Stock at $4.60 per share. This warrant vests in equal monthly installments over a three year period commencing at the date of grant. This warrant was awarded to Mr. Paperin in recognition of his extraordinary services as a director of the Company.

     In connection with a consulting agreement between the Company and a director of the Company, during August 2000, the director received warrants to purchase 100,000 shares of Common Stock of the Company at an exercise price of $6.38 per share exercisable through August 6, 2005. The warrants vest ratably on a quarterly basis over four years.

     In addition to the above, directors receive reimbursement for out-of-pocket expenses incurred to attend Board of Directors and committee meetings.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the outside director compensation plan and the awards of compensation to the outside directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

PROPOSAL NO. 3

RATIFICATION OF AWARDS OF WARRANTS TO EXECUTIVE OFFICERS

     In December 1999, the Board of Directors approved the award of warrants as one-time bonus compensation to executive officers of the Company. The Board of Directors proposes that the stockholders of the Company ratify such warrant compensation, which is described below.

     Warrants for the purchase of a total of 1,100,000 shares of the Common Stock of the Company (the “Warrants”) were awarded as bonus compensation to the executive officers of the Company in December 1999. The exercises price of the Warrants is $4.60 per share. The Warrants vest over a three-year period from the date of grant. The term of the Warrants is five years from the date of grant. The allocation of the Warrants among the executive officers of the Company is described in the Summary Compensation Table, below. Similar warrants were also awarded to one outside director, as described above in Proposal 2.

     As a bonus to a director and officer of the Company, during November 2000, the Company granted warrants to purchase 200,000 shares of Common Stock of the Company at an exercise price of $7.00 per share exercisable for five years. The warrants vest over a three-year period.

     In connection with the employment agreement with the President, Chief Executive Officer and Chairman of the Board of Directors, the President is entitled to receive warrants to purchase 200,000 shares of Common Stock of the Company at an exercise price of $5.00 per share upon the Company achieving minimum gross profit over an annual period.

     Stockholder approval of all awards of stock options or warrants to Company officers is required by NASD Marketplace Rule 4350(i). In the event that the stockholders do not ratify the award of the Warrants, the Company will be obliged to either rescind the awards of the Warrants or risk delisting by NASD. Rescinding the Warrants may have adverse consequences, such as claims of breach of contract or resignations by executive officers.

     Detailed information concerning the compensation of executive officers may be found in the EXECUTIVE COMPENSATION section of this Proxy Statement.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 3 on the Proxy) to ratify the awards of stock purchase warrants to Company executive officers. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

PROPOSAL NO. 4

RATIFICATION OF WARRANT PLAN

     The stockholders are being asked to approve the 2001 Warrant Plan (the “Plan”) which was approved by the Board of Directors in November 2001. The purpose of the Plan is to provide the Company with a vehicle to attract, compensate, and motivate selected employees, particularly executive officers, by issuing stock purchase warrants (the “Warrants”) which will afford recipients an opportunity to share in potential capital appreciation in the Company’s Common Stock. The Plan is similar to an employee stock option plan, but provides for issuance of warrants instead of options. The Company does not presently have any form of stock option or stock warrant plan, other than the plan for issuance of warrants to outside directors described in Proposal 2, above, although it has previously issued warrants to directors and officers as described in Proposals 2 and 3 above. See the EXECUTIVE COMPENSATION section, below, for further information about compensation to executive officers. A copy of the Plan is attached to this Proxy Statement as Appendix B.

     The Warrants which are granted under the Plan will be evidenced and governed by the terms of a warrant agreement. A sample warrant agreement is attached as Appendix C. Although it is likely that each warrant agreement will be substantially similar to this form, the terms of each warrant agreement are entirely in the discretion of the Compensation Committee and/or the Board of Directors (the “Administrator”), subject only to compliance with the terms of the Plan itself, and so each actual warrant agreement could vary substantially from this sample form.

     The Plan provides for issuance of Warrants to purchase up to a maximum of 1,500,000 shares of Common Stock, subject to adjustment in the event of adjustments to the Company’s capitalization (such as stock dividends, splits or reverse splits, mergers, recapitalizations, consolidations, etc.). Any Warrants which expire without being exercised are added back to the number of shares for which Warrants may be issued. The Plan has a term of 10 years, and no Warrants may be granted after that time.

     The Warrants may be issued to any person who, at the time of the grant under the Plan, is an employee or director of, and/or consultant or advisor to, the Company, or to any person who is about to enter into any such relationship with the Company. However, it is intended that the grants will be made primarily, if not exclusively, to executive officers of the Company.

     The Warrants will be issued in the discretion of the Administrator, which will determine when and who will receive grants, the number of shares purchasable under the Warrants, the manner, conditions and timing of vesting, the exercise price, antidilution adjustments to be applied, and forfeiture and vesting acceleration terms. The terms and provisions of outstanding Warrants may be amended by agreement of the Administrator and the holder, provided only that they comply with the Plan.

     The exercise price of the Warrants are determined in the discretion of the Administrator, but may not be less than 85% of the fair market value of the Common Stock on the date of the grant, except that Warrants granted to non-employee directors may have an exercise price not less than 100% of the fair market value. The fair market value is the closing price of our Common Stock on the grant date. Warrants may be exercised only for cash, and holders must also pay to the Company any withholding amounts required under tax laws.

     The term of the Warrants may not exceed ten years from the date of grant, and may be exercised only during the term specified in the Warrants. In the discretion of the Administrator, Warrants may continue in effect and continue to vest even after termination of the holder’s employment by the Company. In general, the Warrants are not transferable except in the event of the death of the holder. The Warrants are not intended to qualify for special tax treatment as “Incentive Stock Options” under tax laws.

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 4 on the Proxy) to ratify the 2001 Warrant Plan. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Burton McCumber & Cortez, L.L.P. (“Burton McCumber”) as the Company’s independent accountants for the fiscal year ending July 31, 2002, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Burton McCumber has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. Representatives of Burton McCumber will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

     In the event the stockholders fail to ratify the selection of Burton McCumber, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The Company has been billed as follows for the professional services of Burton McCumber rendered during fiscal year 2001 or with respect to the financial statements for that period:

Audit Fees	$245,239
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$50,558

     The Audit Committee has not yet considered whether the provision of the services described above other than audit services is compatible with maintaining the independence of Burton McCumber.

Audit Committee Report

     The current members of the Audit Committee are Stewart J. Paperin, Harvey L. Benenson, and Emmett M. Murphy. Mr. Murphy was elected as a director and appointed to the Audit Committee in November, 2001; he succeeded Mr. Charles Handly who was no longer considered “independent” under NASD Marketplace Rule 4200(a)(14) due to consulting fees paid to Mr. Handly by the Company in excess of $60,000 during fiscal year 2001. A copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement.

     The Audit Committee’s agenda is established by the Audit Committee’s chairman and the Company’s Chief Financial Officer. The Audit Committee reviews with management the audited financial statements in the Company’s Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has not yet discussed with the independent auditors the matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Audit Committee has not yet received nor discussed with the independent auditors an annual written report on their independence from the Company and its management made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). Such discussions are currently scheduled for December 2001. The Audit Committee has not yet considered whether the provision of financial information systems design and implementation and other non-audit services provided by the independent auditors to the Company during 2001 was compatible with the independent auditors independence.

     In performing its functions, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews prior to the Company’s public announcements of financial results and, in its oversight role, the Audit Committee necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

     The Audit Committee made no recommendation to the Board of Directors concerning the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2001, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

STEWART J. PAPERIN
HARVEY L. BENENSON
EMMETT M. MURPHY

     The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 5 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

     The Company’s compensation to executive management was administered by the Compensation Committee of the Board of Directors. As of July 31, 2001, the Compensation Committee was comprised of three directors, two of whom are outside directors, who report to the Board of Directors on all compensation matters concerning the Company’s executive officers (the “Executive Officers”), including the Company’s Chief Executive Officer and the other three most highly compensated Executive Officers (collectively, with the Chief Executive Officer, the “Named Executive Officers”). The Named Executive Officers of the Company are identified in the Company’s July 31, 2001, Form 10-K. In determining annual compensation, including bonus, and other incentive compensation to be paid to the Executive Officers, the Compensation Committee considers several factors including overall performance of the Executive Officer (measured in terms of financial performance of the Company, opportunities provided to the Company, responsibilities, quality of work and/or tenure with the Company), and considers other factors including retention and motivation of the Executive Officers and the overall financial condition of the Company. The Compensation Committee provides compensation to the Executive Officers in the form of cash, equity instruments and forgiveness of interest incurred on indebtedness to the Company.

     The overall compensation provided to the Executive Officers consisting of base salary and the issuance of equity instruments is intended to be competitive with the compensation provided to other executives at other companies after adjusting for factors described above, including the Company’s financial condition during the term of employment of the Executive Officers.

Base Salary: The base salary is approved based on the Executive Officer’s position, level of responsibility and tenure with the Company.

Chief Executive Officer’s Compensation: During fiscal year 2001, Mr. Richter was paid in accordance with the terms of his employment agreement which was entered into in July 13, 1993. The Board of Directors continued to ratify prior elections not to accrue any future interest payable by Mr. Richter on his note to the Company so long as Mr. Richter continued to provide guarantees to certain of the Company’s creditors. The Compensation Committee determined that Mr. Richter’s compensation under the employment agreement is fair to the Company, especially considering the position of Mr. Richter with the Company.

COMPENSATION COMMITTEE

STEWART PAPERIN
HARVEY L. BENENSON
JEROME B. RICHTER

Compensation Committee Interlocks and Insider Participation

     Messrs. Jerome B. Richter and Stewart J. Paperin served as the members of the Compensation Committee during fiscal year 2001. Mr. Richter is the President and Chief Executive Officer of the Company, so his compensation is subject to ratification by the Board of Directors.

Executive Compensation

     The Board of Directors granted warrants to purchase 10,000 shares of Common Stock of the Company at exercise price of $6.94 per share to an outside director on August 1, 2000. In addition, the Board of Directors granted to newly elected directors warrants to purchase 60,000 shares of Common Stock of the Company, at an exercise price of $6.69 per share, with the vesting period to commence on August 7, 2000. The exercise prices per share of the warrants issued were equal to or greater than the quoted market prices per share at the measurement dates.

     In connection with a consulting agreement between the Company and a director of the Company, during August 2000, the director received warrants to purchase 100,000 shares of Common Stock of the Company at an exercise price of $6.38 per share exercisable through August 6, 2005. The warrants will vest ratably on a quarterly basis over four years.

     As a bonus to a director and officer of the Company, during November 2000, the Company granted warrants to purchase 200,000 shares of Common Stock of the Company at an exercise price of $7.00 per share exercisable for five years. The exercise price per share of the warrants was equal to or greater than the quoted market price per share at the measurement date.

     The following table sets forth annual and all other compensation, for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years indicated, of those persons who, at July 31, 2001, were the Named Executive Officers. No other Executive Officer received compensation in excess of $100,000 during fiscal 1999, 2000 or 2001. This information includes the dollar values of base salaries, bonus awards, the number of warrants granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

						Awards		Payouts

					All Other		Securities
					Annual	Restricted	Underlying		All Other
Name and Principal					Compen-	Stock	Options/	LTIP	Compen-
Position	Year	Salary ($)	Bonus ($)(2)		sation ($)	Awards (#)	SARS (#)	Payouts ($)	sation ($)

Jerome B. Richter,	2001	300,000	—		—	—	—	—	—
President, Chairman of	2000	300,000	2,393,700		—	—	—	—	—
the Board and Chief	1999	300,000	53,400		—	—	—	—	—
Executive Officer
Ian T. Bothwell,	2001	168,000	1,026,351		—	—	—	—	—
Vice President, Treasurer,	2000	159,508	535,700	(3)	—	—	—	—	—
Assistant Secretary and	1999	134,000	53,400		—	—	—	—	—
Chief Financial Officer
Jorge R. Bracamontes,	2001	—	—		—	—	—	—	180,000	(1)
Executive Vice President	2000	—	—		—	—	—	—	1,662,700	(1)(2)
and Secretary	1999	—	—		—	—	—	—	208,400	(1)(2)
Jerry L. Lockett,	2001	132,000	—		—	—	—	—	—
Vice President	2000	132,000	1,106,200	(4)	—	—	—	—	—
	1999	132,000	67,400		—	—	—	—	—

(1)	Mr. Bracamontes received consulting fees totaling $155,000, $205,000 and $180,000 for services performed on behalf of the Company in Mexico for the years ended July 31, 1999, 2000 and 2001.

(2)	The fair market value of non-cash bonuses issued in the form of stock warrants are determined by using the Black-Scholes Option Pricing Model.

(3)	Includes cash bonus of $14,000.

(4)	Includes cash bonus of $11,000.

WARRANTS/SAR GRANTS DURING LAST FISCAL YEAR

		% Of Total			Potential Realizable
	Number of	Warrants			Value At Assumed Annual
	Securities	Granted To			Rates Of Stock Price
	Underlying	Employees	Exercise		Appreciation For Warrant Term
	Warrants/SARs	In Fiscal	Price	Expiration
Name	Granted (#)	Years	($/Sh)	Date	0% ($)	5% ($)	10% ($)

Ian T. Bothwell(a)	200,000	100%	7.00	9/10/05	0	386,794	854,714

(a)	The warrants were granted on September 10, 2000, and vest ratably on a monthly basis over a three year period.

AGGREGATED WARRANT EXERCISES DURING FISCAL 2001
AND WARRANT VALUES ON JULY 31, 2001

			Number Of Securities	Value Of Unexercised
	Number of Shares		Underlying Unexercised	In-The-Money
	Acquired Upon	Value Realized	Warrants At July 31, 2001	Warrants At July 31, 2001
Name	Exercise of Warrants	Upon Exercise($)	Exercisable/ Unexercisable	Exercisable/Unexercisable(1)($)

Jerome B. Richter	0	0	303,470/236,530	44,700/0
Jorge R. Bracamontes	0	0	198,082/141,918	44,700/0
Ian T. Bothwell	200,000	1,400,000 (2)	151,872/188,128	44,700/0
Jerry L. Lockett	0	0	245,388/94,612	59,700/0

(1)	Based on a closing price of $3.99 per share of Common Stock on July 31, 2001.

(2)	Based on a closing price of $7.00 per share of Common Stock on September 10, 2000.

Compensation Plans and Arrangements

     Effective February 1, 2001, the Company entered into a new six year employment agreement with Mr. Richter, the President of the Company, under terms similar to the previous six year employment agreement which expired on January 31, 2001. Under Mr. Richter’s agreement, he was entitled to receive $300,000 in annual compensation until earnings exceed a gross profit of $500,000 per month for an annual period (Minimum Gross Profit), whereupon Mr. Richter is entitled to an increase in his salary to $480,000 for the first year following the period in which the Minimum Gross Profit is met, increasing to $600,000 per year during the second year following the period in which the Minimum Gross Profit is met. He is also entitled to an annual bonus of 5% of all pre-tax profits of the Company. He is also entitled to receive warrants to purchase 200,000 shares of Common Stock of the Company at an exercise price of $5.00 per share upon the Company achieving the Minimum Gross Profit. Mr. Richter’s employment agreement also entitles him to a right of first refusal to participate in joint venture opportunities in which the Company may invest, contains a covenant not to compete for a period of one year from his termination of the agreement and has restrictions on use of confidential information.

Stock Performance Graph

     The following graph compares the yearly percentage change in the Company’s cumulative, five-year total stockholder return with the Russell 2000 Index and the NASD Index. The graph assumes that $100 was invested on August 1, 1996 in each of the Company’s Common Stock, the Russell 2000 Index and the NASD Index, and that all dividends were reinvested. The graph is not, nor is it intended to be, indicative of future performance of the Company’s Common Stock.

     The Company is not aware of a published industry or line of business index with which to compare the Company’s performance. Nor is the Company aware of any other companies with a line of business and market capitalization similar to that of the Company with which to construct a peer group index. Therefore, the Company has elected to compare its performance with the NASDAQ Index and Russell 2000 Index, an index of companies with small capitalization.

	1996	1997	1998	1999	2000	2001

Penn Octane Corporation	$100.00	$100.00	$84.00	$50.00	$151.00	$84.00

Russell 2000 Index	$100.00	$131.00	$133.00	$141.00	$158.00	$153.00

NASDAQ Index	$100.00	$147.00	$173.00	$244.00	$349.00	$188.00

OTHER INFORMATION

Involvement in Certain Legal Proceedings

     In October 1996, the Company and Mr. Richter, Chairman and President, without admitting or denying the findings contained therein (other than as to jurisdiction), consented to the issuance of an order by the SEC in which the SEC (i) made findings that the Company and Mr. Richter had violated portions of Section 13 of the Securities Exchange Act of 1934 relating to the filing of periodic reports and the maintenance of books and records, and certain related rules under said Act, and (ii) ordered respondents to cease and desist from committing or causing any current or future violation of such sections and rules.

Certain Relationships and Related Transactions

     During April 1997, Jerry Richter, the Company’s President, exercised warrants to purchase 2,200,000 shares of Common Stock of the Company, at an exercise price of $1.25 per share. The consideration for the exercise of the warrants included $22,000 in cash and a $2,728,000 promissory note. The note was due on April 11, 2000. On April 11, 2000, Mr. Richter, the Company’s President, issued a new promissory note totaling $3,196,693, representing the total unpaid principal and unpaid accrued interest at the expiration of the original promissory note. During September 1999, the Board of Directors of the Company agreed to offset interest due on Mr. Richter’s promissory note in consideration for providing collateral and personal guarantees of Company debt. The principal amount of the note plus accrued interest at an annual rate of 10.0%, except as adjusted for above, was due on April 30, 2001. Mr. Richter is personally liable with full recourse to the Company and has provided 1,000,000 shares of Common Stock of the Company as collateral.

     Effective April 1, 2001, the Company completed the purchase of 100% of the outstanding Common Stock of both Termatsal, S.A. de C.V. and Penn Octane de Mexico, S.A. de C.V. (“PennMex”) (the “Mexican Subsidiaries”), previous affiliates of the Company which were principally owned by an officer and director. The Company paid a nominal purchase price.

     Tergas, S.A. de C.V. is owned 90% by Jorge Bracamontes, an officer and director of the Company, and the remaining balance is owned by Vicente Soriano, an officer of the Company, and Abelardo Mier, a consultant of the Company. The Company pays Tergas, S.A. de C.V. its actual cost for distribution services at the Matamoros terminal facility plus a small profit.

     During May 1999, the Company and PennWilson CNG, Inc. completed the sale of assets related to the compressed natural gas business to a company controlled by Ian Bothwell (the “Buyer”), a director and officer of the Company. On September 10, 2000, the Board of Directors approved the repayment by Mr. Bothwell of the Buyer’s $900,000 promissory note to the Company (the Buyer was entitled to discounts for early payment of approximately $344,000 as prescribed under the promissory note) through the exchange of 78,373 shares of Common Stock of the Company owned by Mr. Bothwell, which were previously pledged to the Company in connection with the promissory note. The promissory note had a net book value of $640,000 at July 31, 2000 and, therefore, the Company recorded a loss of approximately $84,000 as a result of the discount. The exchanged shares had a fair market value of approximately $556,000 at the time of the transaction.

     On March 26, 2000, an affiliate of a director and officer of the Company, issued the Company a new promissory note totaling $46,603, representing the total unpaid principal and interest due under a prior promissory note due to the Company which expired on March 26, 2000. The principal amount of the note plus accrued interest at an annual rate of 10.0% was due on April 30, 2001. The affiliate of a director and officer of the Company is personally liable with full recourse to the Company and has provided 15,000 shares of Common Stock of the Company as collateral.

     During March 2000, Jorge Bracamontes, a director and officer of the Company, exercised warrants to purchase 200,000 shares of Common Stock of the Company, at an exercise price of $2.50 per share. The consideration for the exercise of the warrants included $2,000 in cash and a $498,000 promissory note. The principal amount of the note plus accrued interest at an annual rate of 10.0% was due on April 30, 2001. Mr. Bracamontes is personally liable with full recourse to the Company and has provided 200,000 shares of Common Stock of the Company as collateral.

     In August 2000, Charles Handly, a director of the Company, agreed to provide consulting services to the Company for a one-year period. Mr. Handly is entitled to a minimum of $6,000 per month and has received warrants to purchase 100,000 shares of Common Stock of the Company at an exercise price of $6.375, exercisable for five years. The warrants will vest ratably on a quarterly basis over four years.

     During September 2000, Ian Bothwell, a director and officer of the Company, exercised warrants to purchase 200,000 shares of Common Stock of the Company, at an exercise price of $2.50 per share. The consideration for the exercise of the warrants included $2,000 in cash and a $498,000 promissory note. The principal amount of the note plus accrued interest at an annual rate of 10.5% was due on April 30, 2001. Mr. Bothwell is personally liable with full recourse to the Company and has provided 60,809 shares of Common Stock of the Company as collateral.

     During December 2000, the Company entered into an agreement with CEC, Inc. providing for the restructuring of $500,000 principal amount of promissory notes to CEC, Inc.

     During the year ended July 31, 2001, the Company granted warrants to purchase Common Stock of the Company to various officers and directors.

     During September 2001, CEC, Inc. exercised warrants to purchase 275,993 shares of Common Stock of the Company, for which the exercise price was paid by reduction of all outstanding debt due to CEC, Inc.

     During November 2001, in connection with notes issued to the Company by certain officers, directors, a related party and an unrelated party (the “Note Issuers”), the Company and the Note Issuers agreed to exchange 43,014 shares of Common Stock of the Company held by the Note Issuers for payment of all unpaid interest owing to the Company through October 31, 2001 ($172,056). In addition, the Company agreed to extend the date of the notes held by the Note Issuers to October 31, 2003.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the amount of stock of the Company beneficially owned as of October 12, 2001 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock.

	Amount and Nature
	of Beneficial
	Ownership of	Percent of Class of
Name of Beneficial Owner	Common Stock (1)	Common Stock

Jerome B. Richter (2)	4,310,701	28.47%
CEC, Inc. (3)	1,417,667	9.54%
The Apogee Fund, Paradigm Capital Corporation, and Emmett M. Murphy (4)	1,100,000	7.44%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under warrants which are currently exercisable, or which will become exercisable no later than 60 days after October 12, 2001, are deemed outstanding for computing the percentage of the person holding such warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 36,000 shares of Common Stock owned by Mrs. Richter and 364,201 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(3)	One Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, PA. Includes 74,067 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(4)	201 Main Street, Suite 1555, Fort Worth, Texas. Mr. Murphy, who became a director of the Company in November 2001, is the president of Paradigm Capital Corporation, a Texas corporation, which in turn, is the sole general partner of The Apogee Fund, L.P., a Delaware limited partnership. All of the referenced stock and warrants are actually owned by The Apogee Fund, and beneficial ownership of such securities is attributable to Mr. Murphy and Paradigm Capital Corporation by reason of their shared voting and disposition power with respect to The Apogee Fund assets.

     The following table sets forth the amount of Common Stock of the Company beneficially owned as of October 12, 2001 by each director of the Company, each Named Executive Officer, and all directors and Named Executive Officers as a group. Except as noted, the address of each person is c/o Penn Octane Corporation, 77-530 Enfield Lane, Bldg. D, Palm Desert, CA.

	Amount and Nature of
	Beneficial Ownership of	Percent of Class of
Name of Beneficial Owner	Common Stock (1)	Common Stock

Jerome B. Richter (2)	4,310,701	28.47%
Emmett M. Murphy (3)	1,100,000	7.44%
Jorge R. Bracamontes (4)	449,721	3.00%
Ian T. Bothwell (5)	309,928	2.07%
Jerry L. Lockett (6)	295,905	1.97%
Stewart J. Paperin (7)	158,467	1.06%
Charles Handly (8)	67,069	*
Harvey L. Benenson (9)	33,462	*
All Directors and Named Executive Officers as a group (8 people) (10)	6,725,253	41.92%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under warrants which are currently exercisable, or which will become exercisable no later than 60 days after October 12, 2001, are deemed outstanding for computing the percentage of the person holding such warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 36,000 shares of Common Stock owned by Mrs. Richter and 364,201 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(3)	201 Main Street, Suite 1555, Fort Worth, Texas. Mr. Murphy, who became a director of the Company in November 2001, is the president of Paradigm Capital Corporation, a Texas corporation, which, in turn, is the sole general partner of The Apogee Fund, L.P., a Delaware limited partnership. All of the referenced stock is actually owned by The Apogee Fund; beneficial ownership of such securities is attributed to Mr. Murphy by reason of his voting and disposition power with respect to The Apogee Fund assets.

(4)	Includes 234,521 shares of Common Stock issuable upon exercise of Common Stock purchase warrants owned by Mr. Bracamontes and 15,000 shares of Common Stock owned by Mrs. Bracamontes.

(5)	Includes 188,311 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(6)	Includes 269,680 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(7)	Includes 108,467 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(8)	Includes 67,069 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(9)	Includes 33,462 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

(10)	Includes 1,265,711 shares of Common Stock issuable upon exercise of Common Stock purchase warrants.

Compliance under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act, requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3, 4 and 5 received by it, the Company believes that all directors, officers and 10% stockholders complied with such filing requirements, except that Ian T. Bothwell, a director and officer of the Company, failed to timely file one Form 5 report pertaining to three transactions, all of which were grants of stock purchase warrants as bonus compensation by the Company through July 31, 2001.

OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, to the best knowledge of the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgement of the persons voting such proxies.

STOCKHOLDER PROPOSALS

     The Company anticipates that the 2002 Annual Meeting of Stockholders will be held in January 2003. Accordingly, proposals of stockholders intended to be presented at the Company’s 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company’s principal executive offices no later than October 31, 2002 in order to be included in the Company’s Proxy Statement and form of proxy relating to that Annual Meeting. All such proposals must comply with applicable Commission regulations.

REPORTS ON FORM 10-K AND FORM 10-Q

     The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2001 (the “10-K”), including consolidated financial statements, are available upon written request and without charge to stockholders by writing to Ian T. Bothwell, Chief Financial Officer, Penn Octane Corporation, 77-530 Enfield Lane, Building D, Palm Desert, California 92211.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

/s/ JEROME B. RICHTER
Jerome B. Richter Chairman of the Board of Directors

November 26, 2001

APPENDIX A

PENN OCTANE CORPORATION
Audit Committee Charter

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Penn Octane Corporation, a Delaware corporation (the “Company”), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee must fulfill the independence and experience requirements of NASDAQ. The Members of the Committee will be elected annually at the organizational meeting of the Board and will be listed in the annual report to the Company’s shareholders. One of the members of the Committee will be elected Committee Chairman by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the “SEC”); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal auditors, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

AUTHORITY

The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal control of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet as many times as the Committee deems necessary in accordance with the requirements of the SEC, NASDAQ, or any other applicable regulatory agency. Content of the agenda for each meeting should be cleared by the Committee Chairman. The Committee is to meet in separate executive sessions with the Company’s chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2.	Review with the Company’s management and independent accountants the Company’s accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3.	Review with the Company’s management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

4.	Review the scope and general extent of the independent accountants’ annual audit. The Committee’s review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5.	Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.	Have a predetermined arrangement with the independent accountants that they will advise the Committee, through its Chairman, and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing the Company’s Form 10-Q. The Committee shall also receive a confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7.	At the completion of the annual audit, review with management and the independent accountants the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (“SAS”) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a communication provided by the independent accountants concerning their judgment about the quality of the Company’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

8.	After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company’s annual proxy statement. The Charter is to be published as an appendix to the proxy statement every three (3) years.

9.	Discuss with the independent accountants the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company’s needs.

10.	Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as “material” or “serious.” Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.	Recommend to the Board the selection, retention or termination of the Company’s independent accountants.

12.	Review with management and the independent accountants the methods used to establish and monitor the Company’s policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13.	Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company’s general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14.	As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

APPENDIX B

PENN OCTANE CORPORATION

2001 WARRANT PLAN

1. Purposes of the Plan. The purposes of the 2001 Warrant Plan (“Plan”) of Penn Octane Corporation, a Delaware corporation (“Company”), are to:

     •     Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

     •     Encourage selected employees, directors and consultants to accept or continue employment or association with the Company and/or its affiliates; and,

     •     Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the common stock of the Company (“Common Stock”).

     Warrants granted under this Plan (“Warrants”) are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Code”).

2. Eligible Persons. Every person who, at the date of grant of a Warrant, is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive Warrants under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive Warrants under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a non-individual consultant.

3. Stock Subject to this Plan; Maximum Number of Grants. Subject to the provisions of Section 6.8 of this Plan, the total number of shares of stock which may be issued under warrants granted pursuant to this Plan shall not exceed one 1,500,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires before it is exercised shall become available again for grants under the Plan.

4. Plan Administration.

     4.1 Plan Administrator. The Plan shall be administered by the Board of Directors of the Company (“Board”) or by the Company’s Compensation Committee (“Committee”) to which administration of the Plan, or of part of the Plan, is delegated by the Board (in either case, the “Administrator”). The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

     4.2 Administrator Authority. Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Warrants; (ii) to determine the fair market value of the Common Stock subject to Warrants; (iii) to determine the exercise price of Warrants granted; (iv) to determine the persons to whom, and the time or times at which, Warrants shall be granted, and the number of shares subject to each Warrant; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Warrant granted (which need not be identical), including but not limited to, the time or times at which Warrants shall be exercisable; (viii) with the consent of the holder, to modify or amend any Warrant; (ix) to defer (with the consent of the holder) the exercise date of any Warrant; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of a Warrant; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

     4.3 Administrator Determinations. All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5. Granting of Warrants; Warrant Agreement.

     5.1 Term of Plan. No Warrants shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

     5.2 Warrant Agreements. Each Warrant shall be evidenced by a written warrant agreement (“Warrant Agreement”), in form satisfactory to the Administrator, executed by the Company and the person to whom such Warrant is granted.

     5.3 Future Relationships. The Administrator may approve the grant of Warrants under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6. Terms and Conditions of Warrants.

     6.1. Warrant Grant Date. The date of grant of a Warrant under this Plan shall be the date as of which the Administrator approves the grant.

     6.2. Warrant Term. No Warrant shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the Warrant Agreement (the end of the maximum exercise period stated in the Warrant Agreement is referred to in this Plan as the “Expiration Date”).

     6.3. Time of Warrant Exercise. Subject to Section 5, Warrants granted under this Plan shall be exercisable (a) in accordance with a schedule as may be set by the Administrator and specified in the Warrant Agreement relating to such Warrant, or (b) if no schedule is specified in the Warrant Agreement, immediately as of the effective date of the Warrant Agreement granting the Warrant. In any case, no Warrant shall be exercisable until a Warrant Agreement in form satisfactory to the Company is executed by the Company and the holder. Notwithstanding the foregoing, at any time after grant of a Warrant, the Committee or the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which such Warrant vests.

     6.4. Exercise Price. The exercise price of a Warrant shall be not less than 85% of the fair market value of the stock subject to the Warrant on the date of grant; provided, however, the exercise price of Warrants granted to outside directors shall be not less than 100% of fair market value of the stock subject to the Warrant on the date of grant. If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices). In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

     6.5. Payment. Payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of a Warrant is given to the Company, and proceeds of any payment shall constitute general funds of the Company.

     6.6. Withholding and Employment Taxes. At the time of exercise of a Warrant and as a condition thereto, or at such other time as the amount of such obligations becomes determinable, the holder shall remit to the Company in cash all applicable statutory taxes, including but not limited to federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned mature shares (as defined in Section 6.1.6(b) above) of Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Warrant withheld by the Company.

     6.7. Nontransferability of Warrant Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to Warrants, no Warrant granted under this Plan shall be assignable or otherwise transferable by the holder except by will or by the laws of descent and distribution. During the life of the holder, a Warrant shall be exercisable only by the holder.

     6.8. Changes in Capital Structure. Subject to Section 6.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Warrant outstanding under this Plan, and (b) the exercise price of each outstanding Warrant; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

     6.9. Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder at least 30 days prior to such proposed action. To the extent not previously exercised, all Warrants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Warrants prior to their termination, even if such Warrants were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Warrants shall be assumed or equivalent warrants shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Warrants or to substitute equivalent warrants therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Warrants prior to consummation of such event, even if such Warrants were not otherwise exercisable.

     6.10. Other Provisions. Each Warrant granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Warrant as an “incentive warrant” within the meaning of Section 422 of the Code.

7. Manner of Exercise.

     7.1. Notice and Payment. A holder wishing to exercise a Warrant shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes, if any, as provided in Sections 6.5 and 6.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Warrant is exercised.

     7.2. Issuance of Stock. Promptly after receipt of written notice of exercise of a Warrant and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Warrant, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of stock. A holder or permitted transferee of the Warrant shall not have any privileges as a shareholder with respect to any shares of stock covered by the Warrant until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. Conditions upon Issuance of Shares. Shares of Common Stock shall not be issued pursuant to the exercise of a Warrant unless the exercise of such Warrant and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (“Securities Act”).

9. Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of warrants other than under the Plan.

10. Amendments to Plan. The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of a holder, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Warrants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless the Board determines that shareholder approval is advisable.

11. Effective Date of Plan; Termination. This Plan shall become effective upon adoption by the Board provided, however, that no Warrant shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Warrants granted hereunder shall terminate and be of no force and effect from and after expiration of such twelve-month period. Warrants may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Warrants previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

APPENDIX C

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE
HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE.
NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE
UPON EXERCISE HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED IN
THE ABSENCE OF REGISTRATION OR QUALIFICATION OR AN EXEMPTION
THEREFROM UNDER APPLICABLE LAW.

COMMON STOCK PURCHASE WARRANT
Void after ___________, 200_

Warrant to Purchase _________ Shares
of Common Stock, $.01 par value
of Penn Octane Corporation
Dated _____________, 200_

PENN OCTANE CORPORATION (POCC)

This is to Certify That, FOR VALUE RECEIVED,

or registered assign(s) (herein referred to as the “Holder”) is entitled to purchase, subject to the provisions hereof, from PENN OCTANE CORPORATION, a Delaware corporation (the “Company”), but not later than 5:00 p.m., California time, on _________ , 200__ (or, if such date is not a Business Day in Palm Desert, California, then on the next succeeding day which shall be a Business Day), _________ shares of Common Stock, $.01 par value, of the Company (the “Common Stock”) at an exercise price of $_________ per share, subject to adjustment as to number of shares and purchase price as set forth in Section 6 below. The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price”. For purposes of this Warrant, a “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in Palm Desert, California, are authorized by law or regulation to close.

The shares of Common Stock issuable upon exercise of the Warrants are sometimes herein called the “Warrant Stock.”

     1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time and from time to time, subject to the limitations as set forth in Section 2, by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in immediately available funds for the number of shares specified in such form. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company, in proper form for exercise, accompanied by payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof (with the exception of any federal or state income taxes applicable thereto), all such taxes to be paid by the Company, it being understood however that the Holder shall be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. The Company will at no time close its transfer books against the transfer of this Warrant or the issuance of any shares of Common Stock issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

     2. Vesting Of Warrants. The Warrants shall vest ratably on a monthly basis over a three-year period beginning ________ , 200_, provided however that in the event that there is a change in control of the Company or in the event of a disposition of the Company or of all or a material portion of its assets, any unvested Warrants shall immediately become vested.

     3. Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon exercise hereof will, upon issuance, and receipt of payment therefor, be duly authorized, validly issued, fully paid and non-assessable.

     4. Fractional Shares. This Warrant shall not be exercisable in such manner as to require the issuance of fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant, fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock. The term “Fair Market Value” shall mean, as of a particular date, the market price on such date.

          For purposes of this Warrant, the market price on any day shall be the last sale price on such day on the NASDAQ Stock Market, or, if the Common Stock is not then listed or admitted to trading on the NASDAQ Stock Market, on such other principal stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the reported closing bid and asked prices on such day in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation

System or, if not so quoted, then as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company. If there shall be no meaningful over-the-counter market, then Fair Market Value shall be such amount, not less than book value, as may be determined by the Board of Directors of the Company.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     7. Adjustment for Change in Capital Stock. If at any time after the date hereof, the Company:

a.	pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

b.	subdivides its outstanding shares of Common Stock into a greater number of shares;

c.	combines its outstanding shares of Common Stock into a smaller number of shares;

d.	makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

e.	issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised or exchanged the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     8. Adjustment for Other Distributions. If at any time after the date hereof, the Company distributes to all holders of its Common Stock any of its assets or debt securities, the Exercise Price following the record date shall be adjusted in accordance with the following formula:

E’= E	x	M-F M

where:	E’	=	the adjusted Exercise Price.

	E	=	the Exercise Price immediately prior to the adjustment.

	M	=	the current market price (as defined in Section 4 above) per share of Common Stock on the record date of the distribution.

	F	=	the aggregate fair market value (as conclusively determined by the Board of Directors of the Company) on the record date of the assets or debt securities to be distributed divided by the number of outstanding shares of Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. In the event that such distribution is not actually made, the Exercise Price shall again be adjusted to the Exercise Price as determined without giving effect to the calculation provided hereby. In no event shall the Exercise Price be adjusted to an amount less than zero.

     In addition to the foregoing, the number of shares of capital stock of the Company which the holder is entitled to receive upon exercise of their Warrant shall be appropriately and equitably adjusted as determined by the Company’s Board of Directors to make appropriate provision for any adjustments in the Exercise price made on account of the foregoing.

     This subsection does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business.

     9. Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer making such adjustment until the occurrence of such event. If the Company so defers making any such adjustment and if this Warrant is exercised after such record date but before the occurrence of such event, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise, had such adjustment been made as of the record date, over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price as unadjusted, shall be issued promptly following the occurrence of such event and the Company shall pay to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 4.

     10. When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     11. Statement of Adjustments. Whenever the Exercise Price and number of shares of Common Stock purchasable hereunder is required to be adjusted as provided herein, the Company shall promptly prepare a certificate signed by its President or any Vice President and its Treasurer or Assistant Treasurer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description hereunder), and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed to the Holder.

     12. No Adjustment Upon Exercise of Warrants. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Stock upon exercise or exchange of the Warrants.

     13. No adjustment for Small Amounts. Anything herein to the contrary notwithstanding, no adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per share, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to $.05 per share or more.

     14. Common Stock Defined. Whenever reference is made in Section 6.A to the issue of shares of Common Stock, the term “Common Stock” shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Subject to the provisions of Section 8 hereof, however, shares issuable upon exercise or exchange hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 8 hereof.

     15. Notice to Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon its Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock or securities of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company, or voluntary or involuntary dissolution or liquidation of the Company shall be effected, then, in any such case, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution or liquidation.

     16. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or classification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section 6.A hereof.

     17. Certain Obligations of the Company. The Company agrees that it will not increase the par value of the shares of Warrant Stock issuable upon exercise of this Warrant above the prevailing and currently applicable Exercise Price hereunder, and that before taking any action that would cause an adjustment reducing the prevailing and current applicable Exercise Price hereunder below the then par value of the Warrant Stock at the time issuable upon exercise of this Warrant, the Company will take such corporate action, as in the opinion of its counsel, may be necessary in order that the Company may validly issue fully paid, nonassessable shares of such Warrant Stock. The Company will maintain an office or agency (which shall initially be the Company’s principal office in Redwood City, California) where presentations and demands to or upon the Company in respect of this Warrant may be made and will give notice in writing to the registered holders of the then outstanding Warrants, at their addresses as shown on the books of the Company, of each change of location thereof.

     18. Determination by Board of Directors. All determinations by the Board of Directors of the Company under the provisions of this Warrant will be made in good faith with due regard to the interest of the Holder and in accordance with sound financial practices.

     19. Notice. All notices to the Holder shall be in writing, and all notices and certificates given to the Holder shall be sent registered or certified mail, return receipt requested, to such Holder at his address appearing on the records of the Company.

     20. Replacement of Lost, Stolen, Destroyed or Mutilated Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of any indemnity bond in such reasonable amount as the Company may determine in the case of any such mutilation, upon the surrender of such Warrant for cancellation, the Company at its expense, will execute and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor.

     21. Number and Gender. Whenever the singular number is used herein, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     22. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws principles.

PENN OCTANE CORPORATION

By:
Name: Title:

PURCHASE FORM

Dated __________ , ____

     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase                     shares of Common Stock and hereby makes payment of in payment of the exercise price thereof.

Signature

PENN OCTANE CORPORATION

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Jerome B. Richter and Ian T. Bothwell as proxies, each with full power of substitution, and hereby authorizes them to vote all the shares of Common Stock of Penn Octane Corporation held of record by the undersigned on November 19, 2001 at the Annual Meeting of Stockholders to be held on December 14, 2001, or any adjournment thereof, as designated below and, in their discretion, on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal No. 1 and FOR Proposals 2, 3, 4 and 5.

1.	ELECTION OF DIRECTORS
	FOR all nominees listed Below [ ]	WITHHOLD Authority to vote for all nominees listed below [ ] to vote for individual nominee(s) indicated below [ ]
(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below)

Jerome B. Richter, Jorge R. Bracamontes, Ian T. Bothwell, Jerry L. Lockett, Charles Handly, Stewart J. Paperin, Harvey L. Benenson, and Emmett M. Murphy

IMPORTANT: This Proxy is continued on the reverse side. Please mark, sign and date the reverse side and return promptly.

(continued from other side)

2.	PROPOSAL TO RATIFY THE COMPENSATION OF THE OUTSIDE DIRECTORS OF THE COMPANY BY THE ISSUANCE OF WARRANTS

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	PROPOSAL TO RATIFY THE ISSUANCE OF WARRANTS TO CERTAIN EXECUTIVE OFFICERS OF THE COMPANY AS BONUS COMPENSATION

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	PROPOSAL TO RATIFY THE ADOPTION OF A WARRANT PLAN FOR THE BENEFIT OF THE COMPANY OFFICERS, DIRECTORS, EMPLOYEES, AND CONSULTANTS

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.	PROPOSAL TO RATIFY THE APPOINTMENT OF BURTON MCCUMBER & CORTEZ, L.L.P AS THE INDEPENDENT AUDITORS FOR PENN OCTANE CORPORATION

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING FOR ALL ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR ELECTION AS DIRECTORS AND “FOR” PROPOSAL 2, 3, 4, AND 5

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in corporate or partnership name by authorized person.

Signature Signature if held jointly

DATE:	, 2001

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.